UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 5, 2022

TACTILE SYSTEMS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37799	41-1801204
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

3701 Wayzata Blvd, Suite 300, Minneapolis, MN 55416

(Address of principal executive offices) (Zip Code)

(612) 355-5100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	TCMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2022, the board of directors of Tactile Systems Technology, Inc. (the “Company”) elected Valerie L. Asbury and D. Brent Shafer to serve as members of the board and fixed the size of the board at 10 directors, all effective as of January 5, 2022. Also on January 5, 2022, current directors Richard Nigon, Kevin Roche and Peter Soderberg notified the board that they would not be standing for re-election at the 2022 annual meeting of stockholders. Each of them will continue to serve as a director and as members or chairs of their respective committees until their current terms expire at the 2022 annual meeting.

Ms. Asbury was also appointed to serve as a member of the Audit Committee and the Compliance and Reimbursement Committee of the board. Ms. Asbury is 62 years old and has served as President and Chief Executive Officer of LifeScan, Inc., a diagnostic systems manufacturer with products focusing on the diabetes market, since October 2018. Prior to October 2018, LifeScan was a subsidiary of Johnson & Johnson. Ms. Asbury held various positions at Johnson & Johnson beginning in 1998, serving in various leadership roles of increasing responsibility across five different medical device and pharmaceutical divisions, including 10 years in the diabetes consumer medical device space, where she focused on strategic growth and talent development. Her most recent positions at Johnson & Johnson were Global President, Diabetes Solutions from 2013 to 2018, including the Global LifeScan subsidiary until its sale in October 2018.

Mr. Shafer was also appointed to serve as a member of the Audit Committee, the Compensation and Organization Committee and the Nominating and Corporate Governance Committee of the board. Mr. Shafer is 64 years old and has served as a Senior Advisor to Cerner Corporation (“Cerner”), which develops and sells software systems to the healthcare industry, since October 2021. Previously, Mr. Shafer was the Chairman and Chief Executive Officer of Cerner since February 2018. Prior to that, Mr. Shafer served as Chief Executive Officer of Philips North America, a health technology company, and the North American division of Koninklijke Philips N.V. ("Philips") since February 2014. In that position, Mr. Shafer oversaw a health technology portfolio that included a broad range of solutions and services covering patient monitoring, imaging, clinical informatics, sleep and respiratory care as well as a group of market-leading consumer-oriented brands, and he played a key role in helping Philips develop and strengthen its health care focus. Prior to that, Mr. Shafer served as Chief Executive Officer of the global Philips' Home Healthcare Solutions business from May 2010 until May 2014, as Chief Executive Officer of the North America region for Royal Philips Electronics from January 2009 until May 2010, and as president and Chief Executive Officer of the Healthcare Sales and Service business for Philips North America from May 2005 until May 2010.

For their service on the board, Ms. Asbury and Mr. Shafer will be compensated in accordance with the Company’s non-employee director compensation policy. Each of them will be granted restricted stock units (“RSUs”) with a value of a pro rata portion of $130,000, such pro rata portion based on the number of days Ms. Asbury and Mr. Shafer will serve until the next annual meeting of stockholders as compared to the number of days between that annual meeting and the immediately preceding annual meeting of stockholders, calculated by dividing the pro rata portion of $130,000 by the closing sale price per share of the Company’s common stock on the Nasdaq Global Market on the date of grant. These initial grants will be made after the close of market on the second business day following the release of the Company’s financial results for the quarter ended December 31, 2021, and will vest in a single installment on the earlier of one year from the grant date or the date of the Company’s 2022 annual meeting of stockholders, subject to the condition that Ms. Asbury and Mr. Shafer remain directors as of that date.

In addition, Ms. Asbury will receive an annual cash retainer of $50,000 per year for her service on the board, a cash retainer of $10,000 per year for her service as a member of the Audit Committee, and a cash retainer of $5,000 per year for her service as a member of the Compliance and Reimbursement Committee, each prorated for her first year of service. Mr. Shafer will receive an annual cash retainer of $50,000 per year for his service on the board, a cash retainer of $10,000 per year for his service as a member of the Audit Committee, a cash retainer of $7,500 per year for his service as a member of the Compensation and Organization Committee, and a cash retainer of $5,000 per year for his service as a member of the Nominating and Corporate Governance Committee, each prorated for his first year of service. Non-employee directors may elect to receive between 10% and 100% of their aggregate annual cash retainers in the form of RSUs, with the number of RSUs calculated by dividing the amount of the retainer payable on a certain date by the closing sale price per share of the Company’s common stock on the date of grant. The Company also reimburses its directors for their reasonable out-of-pocket expenses incurred in connection with attending board and committee meetings.

Item 7.01.	Regulation FD Disclosure

On January 5, 2022, the Company issued a press release in connection with Ms. Asbury’s and Mr. Shafer’s appointment to the board. Attached hereto as Exhibit 99.1 is a copy of the press release. In accordance with General Instruction B.2 of Form 8-K, the information in this report under this heading, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 5, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TACTILE SYSTEMS TECHNOLOGY, INC.

Date: January 5, 2022	By:	/s/ Brent A. Moen
Brent A. Moen
Chief Financial Officer